Exhibit 4.5
BROOKFIELD RENEWABLE PARTNERS L.P.

SECOND AMENDMENT TO THE FIFTH AMENDED AND RESTATED MASTER SERVICES AGREEMENT

THIS AMENDMENT (this “Amendment”) to the Fifth Amended and Restated Master Services Agreement dated as of May 5, 2023 among Brookfield Corporation, Brookfield Renewable Partners L.P. and the other parties thereto (the “Agreement”) is made as of the 25th day of January, 2024, with an effective date of 16th day of November, 2023. Capitalized terms used but not defined herein shall have the meanings set forth in the Agreement.

WHEREAS the parties desire to amend the Agreement to reflect the removal of Brookfield Renewable Investments Limited (“Investco”) as a Holding Entity and the addition of Brookfield Power US Asset Management LLC (“BPAM”) as a Holding Entity as set out herein;

NOW THEREFORE,

1.    Removal of Investco and Addition of BPAM in Schedule A

Schedule A of the Agreement is hereby amended by removing Investco and adding BPAM as a Holding Entity to execute the Agreement. BPAM hereby acknowledges and agrees to be bound by the terms of the Agreement.
2.    Governing Law

This Amendment shall be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein.

3.    General

(a)    Except as modified herein, all terms and conditions of the Agreement shall remain in full force and effect.

(b)    This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which shall be construed together as one agreement.

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Exhibit 4.5
IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

BROOKFIELD CORPORATION

By:    /s/ Swati Mandava
Name:     Swati Mandava
Title:    Managing Director, Legal & Regulatory

BROOKFIELD RENEWABLE PARTNERS L.P., by its general partner, BROOKFIELD RENEWABLE PARTNERS LIMITED

By:    /s/ James Bodi
Name:     James Bodi
Title:    Vice President

BROOKFIELD RENEWABLE ENERGY L.P., by its general partner, BREP HOLDING L.P., by its general partner, BRP BERMUDA GP LIMITED

By:    /s/ James Bodi
Name:     James Bodi
Title:    Vice President

BROOKFIELD ASSET MANAGEMENT PRIVATE INSTITUTIONAL CAPITAL ADVISER (CANADA), L.P., by its general partner, BROOKFIELD INFRASTRUCTURE GP ULC

By:    /s/ Carl Ching
Name:     Carl Ching
Title:    Senior Vice President

BROOKFIELD GLOBAL RENEWABLE ENERGY ADVISOR LIMITED

By:    /s/ Philippa Elder
Name:     Philippa Elder
Title:    Director

BROOKFIELD PRIVATE CAPITAL (DIFC) LIMITED

By:    /s/ Anuj Ranjan
Name:     Anuj Ranjan
Title:    Director

BROOKFIELD CANADA RENEWABLE MANAGER LP, by its general partner, 1388435 B.C. UNLIMITED LIABILITY COMPANY

By:    /s/ Jennifer Mazin
Name:     Jennifer Main
Title:    General Counsel and Corporate Secretary

Exhibit 4.5
BROOKFIELD RENEWABLE ENERGY GROUP LLC

By:    /s/ Jennifer Ritchie
Name:     Jennifer Ritchie
Title:    Senior Vice President

BROOKFIELD BRP HOLDINGS (CANADA) INC.

By:    /s/ Jennifer Mazin
Name:     Jennifer Mazin
Title:    General Counsel and Corporate Secretary

BRP BERMUDA HOLDINGS I LIMITED

By:    /s/ James Bodi
Name:     James Bodi
Title:    Vice President

BROOKFIELD BRP CANADA CORP.

By:    /s/ Sabrina Vieira
Name:     Sabrina Vieira
Title:    Chief Financial Officer

By:    /s/ Anubha Gulati
Name:     Anubha Gulati
Title:    Director, Legal & Assistant Secretary

BROOKFIELD BRP HOLDINGS (US) INC.

By:    /s/ Michael Tebbutt
Name:     Michael Tebbutt
Title:    Chief Financial Officer & Treasurer

BROOKFIELD BRP EUROPE HOLDINGS (BERMUDA) LIMITED

By:    /s/ James Bodi
Name:     James Bodi
Title:    Vice President

BROOKFIELD RENEWABLE POWER PREFERRED EQUITY INC.

By:    /s/ Jennifer Mazin
Name:     Jennifer Mazin
Title:    General Counsel and Corporate Secretary

BROOKFIELD RENEWABLE PARTNERS ULC

By:    /s/ Jennifer Mazin
Name:     Jennifer Mazin
Title:    General Counsel and Corporate Secretary

Exhibit 4.5
BROOKFIELD POWER US ASSET MANAGEMENT LLC

By:    /s/ Michael Tebbutt
Name:     Michael Tebbutt
Title:    Chief Financial Officer & Treasurer

Address for Notice:
Brookfield Power US Asset Management LLC
200 Liberty Street
14th Floor
New York, NY 10281

Attention: General Counsel